UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): March 12, 2008

Geeks On Call Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-143931	20-8097265
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

814 Kempsville Road, Suite 106 Norfolk, Virginia	23502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (757) 466-3448
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Agreement

On March 12, 2008, Geeks On Call Holdings, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”), by and among the Company, Geeks On Call America, Inc., a wholly owned subsidiary of the Company (“Geeks On Call”) and Mr. Gregory C. Hutson (the “Seller”).

Pursuant to the Agreement, Geeks On Call acquired from the Seller certain software or protocol known as quiXsupport Helpdesk Software, together with related intellectual property rights, including the rights to the domain names RemoteMe.com, Virtual-Geek.com and MrHelpdesk.com (the “TTS Process”). In consideration for the acquired assets, the Company agreed to pay the Seller $100,000 in cash and 125,000 shares of unregistered common stock. The Agreement does not prohibit the Company from licensing or otherwise acquiring other technology in the future which may be similar to the TTS Process.

In connection with the acquisition of the assets, the Company entered into a consulting agreement with the Seller expiring on September 30, 2009 (the “Consulting Agreement”). The consulting fees payable to the Seller are approximately $76,000 over the term of the Consulting Agreement.

Item 2.01	Completion of Acquisition or Disposition of Assets

The information described in item 1.01 above is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

         The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K:

EXHIBIT NO.	DESCRIPTION

10.1	Asset Purchase Agreement, dated as of March 12, 2008, between the Company and Mr. Gregory C. Hutson.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: March 18, 2008	GEEKS ON CALL HOLDINGS, INC.

	By:	/s/ Robert P. Crabb
Name: Robert P. Crabb
Title: Secretary